Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2018.

FIDELITY BOND PREMIUM AMOUNT 2017

	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
AIG Japan Fund	$28,805,241			0.85%
AIG International Dividend Strategy Fund	$93,292,108			2.76%

Total SunAmerica Equity Series	$122,097,349	$525,000	$740,000	3.61%

AIG Strategic Bond Fund	$370,280,966			2.31%
AIG U.S. Government Securities Fund	$165,709,379			1.03%
AIG Flexible Credit Fund	$415,154,511			2.59%

Total SunAmerica Income Fund	$951,144,856	$1,000,000	$1,215,000	5.93%

AIG Government Money Market Fund	$117,957,374			5.44%

Total SunAmerica Money Market	$117,957,374	$900,000	$1,115,000	5.44%

AIG Senior Floating Rate Fund	$292,610,495			4.71%

Total SunAmerica Senior Floating Rate	$292,610,495	$750,000	$965,000	4.71%

AIG Active Allocation Fund	$150,783,782			0.13%
AIG Multi-Asset Allocation Fund	$270,949,332			0.23%
AIG Focused Dividend Strategy Fund	$13,746,888,548			11.60%
AIG Focused Dividend Strategy II Fund	$1,214,581			0.00%
AIG Select Dividend Growth Fund	$43,492,586			0.04%
AIG Strategic Value Fund	$237,171,634			0.20%

Total SunAmerica Series	$14,450,500,463	$2,500,000	$2,500,000	12.20%

Growth Portfolio	$394,396,597			1.19%
Government & Quality Bond Portfolio	$1,788,525,548			5.39%
Strategic Multi-Asset Portfolio	$23,928,565			0.07%
SA BlackRock Multi-Asset Income Portfolio	$26,650,265			0.08%
Capital Appreciation Portfolio	$1,329,140,340			4.01%
Growth and Income Portfolio	$186,676,756			0.56%
Natural Resources Portfolio	$101,819,555			0.31%
Asset Allocation Portfolio	$195,716,026			0.59%

Total Anchor Series Trust	$4,046,853,652	$2,400,000	$2,500,000	12.20%

Allocation Balanced Portfolio	$239,112,257			0.38%
Allocation Moderate Portfolio	$324,485,079			0.52%
Allocation Moderate Growth Portfolio	$517,823,983			0.83%
Allocation Growth Portfolio	$98,298,953			0.16%
SA Columbia Focused Growth Portfolio	$325,324,774			0.52%
Multi-Managed Growth Portfolio	$60,372,674			0.10%
Real Return Portfolio	$714,123,932			1.14%
Multi-Managed Moderate Growth Portfolio	$106,237,041			0.17%
Multi-Managed Income/Equity Portfolio	$81,143,852			0.13%
Multi-Managed Income Portfolio	$70,716,247			0.11%
Asset Allocation: Diversified Growth Portfolio	$132,306,230			0.21%
Large Cap Growth Portfolio	$557,736,232			0.89%
Stock Portfolio	$439,479,396			0.70%
Large Cap Value Portfolio	$975,782,958			1.56%
Mid Cap Growth Portfolio	$212,159,930			0.34%
Mid Cap Value Portfolio	$248,831,349			0.40%
Small Cap Portfolio	$286,866,430			0.46%
International Equity Portfolio	$710,115,238			1.14%
Diversified Fixed Income Portfolio	$1,376,974,763			2.21%
SA Columba Focused Value Portfolio	$136,998,684			0.22%

Total Seasons Series Trust	$7,614,890,002	$2,500,000	$2,500,000	12.20%

SA Large Cap Index Portfolio	$1,882,583,159			0.50%
Small Company Value Portfolio	$360,336,617			0.10%
Mid-Cap Growth Portfolio	$351,492,569			0.09%
Capital Growth Portfolio	$345,956,441			0.09%
Blue Chip Growth Portfolio	$567,980,916			0.15%
Growth Opportunities Portfolio	$290,248,681			0.08%
Technology Portfolio	$67,869,115			0.02%
SA Janus Focused Growth Portfolio	$312,089,862			0.08%
Small & Mid Cap Value Portfolio	$584,853,453			0.15%
Foreign Value Portfolio	$1,059,110,978			0.28%
VCP Value Portfolio	$1,393,749,390			0.37%
VCP Total Return Balanced Portfolio	$1,695,021,210			0.45%
VCP Managed Asset Allocation SAST Portfolio	$1,460,300,414			0.39%
American Funds Growth SAST Portfolio	$345,070,844			0.09%
American Funds Global Growth SAST Portfolio	$446,838,345			0.12%
American Funds Growth-Income SAST Portfolio	$272,818,068			0.07%
American Funds Asset Allocation SAST Portfolio	$372,704,030			0.10%
Ultra Short Bond Portfolio	$554,030,153			0.15%
Corporate Bond Portfolio	$1,605,475,102			0.42%
Global Bond Portfolio	$438,164,543			0.12%
High-Yield Bond Portfolio	$403,718,804			0.11%
Growth-Income Portfolio	$1,094,043,137			0.29%
Global Equities Portfolio	$531,502,652			0.14%
SA AB Growth Portfolio	$556,123,825			0.15%
SA MFS Massachusetts Investors Trust Portfolio	$1,124,562,399			0.30%

FIDELITY BOND PREMIUM AMOUNT 2017

	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
Fundamental Growth Portfolio	$150,613,146			0.04%
SunAmerica Dynamic Allocation Portfolio	$11,856,818,395			3.14%
International Diversified Equities Portfolio	$494,146,961			0.13%
SA Legg Mason BW Large Cap Value Portfolio	$1,476,507,012			0.39%
SA MFS Total Return Portfolio	$542,922,074			0.14%
SA JPMorgan MFS Core Bond Portfolio	$1,876,181,830			0.50%
Telecom Utility Portfolio	$44,573,794			0.01%
Equity Opportunities Portfolio	$417,511,195			0.11%
Aggressive Growth Portfolio	$99,127,220			0.03%
International Growth and Income Portfolio	$327,124,911			0.09%
Emerging Markets Portfolio	$336,989,300			0.09%
SunAmerica Dynamic Strategy Portfolio	$6,386,390,458			1.69%
Real Estate Portfolio	$357,004,546			0.09%
“Dogs” of Wall Street Portfolio	$359,531,771			0.10%
Balanced Portfolio	$244,631,163			0.06%
SA Blackrock VCP Global Multi Asset Portfolio	$622,403,343			0.16%
SA T Rowe Price VCP Balanced Portfolio	$960,534,043			0.25%
SA Schroders VCP Global Allocation Portfolio	$534,537,278			0.14%
SA Index Allocation 90/10 Portfolio	$55,168,949			0.01%
SA Index Allocation 80/20 Portfolio	$19,784,048			0.01%
SA Index Allocation 60/40 Portfolio	$11,458,957			0.00%
SA Mid Cap Index	$137,596,747			0.04%
SA Small Cap Index	$117,837,485			0.03%
SA International Index	$262,980,514			0.07%
SA Fixed Income Index	$290,248,524			0.08%

Total SunAmerica Series Trust	$46,099,268,371	$2,500,000	$2,500,000	12.20%

International Equities Index Fund	$1,095,003,105			0.60%
Government Money Market I Fund	$329,536,790			0.18%
Government Securities Fund	$145,530,821			0.08%
Capital Conservation Fund	$251,243,603			0.14%
Stock Index Fund	$4,545,264,528			2.48%
Global Social Awareness Fund	$416,945,359			0.23%
Mid Cap Index Fund	$3,393,135,935			1.85%
Asset Allocation Fund	$1,197,817,647			0.65%
Small Cap Index Fund	$120,820,879			0.07%
Growth & Income Fund	$394,497,555			0.21%
Nasdaq-100 Index Fund	$242,075,960			0.13%
Core Equity Fund	$699,302,024			0.38%
Health Sciences Fund	$680,913,429			0.37%
Blue Chip Growth Fund	$110,759,759			0.06%
Value Fund	$311,665,061			0.17%
Small Cap Fund	$162,173,532			0.09%
International Government Bond Fund	$186,108,292			0.10%
Inflation Protected Fund	$631,747,740			0.34%
Large Capital Growth Fund	$420,909,285			0.23%
Broad Cap Value Income Fund	$56,484,345			0.03%
Foreign Value Fund	$879,199,488			0.48%
Emerging Economies Fund	$712,772,112			0.39%
Large Cap Core Fund	$172,371,847			0.09%
Mid Cap Strategic Growth Fund	$260,850,456			0.14%
Small Cap Aggressive Growth Fund	$113,120,333			0.06%
Small - Mid Growth Fund	$108,335,351			0.06%
International Growth Fund	$440,889,630			0.24%
Science & Technology Fund	$1,139,531,233			0.62%
Global Strategy Fund	$426,786,514			0.23%
Small Cap Special Values Fund	$283,305,595			0.15%
Dividend Value Fund	$809,272,105			0.44%
Growth Fund	$1,002,797,639			0.55%
Global Real Estate Fund	$387,967,086			0.21%
Dynamic Allocation Fund	$249,796,004			0.14%

Total VALIC Company I Series	$22,378,931,042	$2,500,000	$2,500,000	12.20%

Small Cap Growth Fund	$126,211,846			0.19%
Mid Cap Growth Fund	$129,607,165			0.20%
Capital Appreciation Fund	$90,827,681			0.14%
Socially Responsible Fund	$806,278,575			1.23%
Mid Cap Value Fund	$1,044,892,501			1.60%
Government Money Market II Fund	$132,941,642			0.20%
Aggressive Growth Lifestyle Fund	$557,563,189			0.85%
Moderate Growth Lifestyle Fund	$883,277,812			1.35%
Conservative Growth Lifestyle Fund	$332,757,972			0.51%
Core Bond Fund	$1,108,950,363			1.69%
Strategic Bond Fund	$789,982,062			1.21%
High Yield Bond Fund	$587,271,932			0.90%
International Opportunities Fund	$617,680,128			0.94%
Large Cap Value Fund	$242,821,509			0.37%
Small Cap Value Fund	$532,498,849			0.81%

Total VALIC Company II Series	$7,983,563,226	$2,500,000	$2,500,000	12.20%

2020 High Watermark Fund	$24,554,176			0.13%
AIG Commodity Strategy Fund	$39,174,451			0.21%
AIG Global Trends Fund	$36,620,297			0.19%

FIDELITY BOND PREMIUM AMOUNT 2017

	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
AIG ESG Dividend Fund	$20,543,486			0.11%
AIG Focused Multi-Cap Growth Fund	$543,298,282			2.86%
AIG Focused Alpha Large-Cap Fund	$606,184,453			3.19%
AIG Income Explorer Fund	$35,973,250			0.19%
AIG Small-Cap Fund	$53,368,062			0.28%

Total SunAmerica Specialty Series	$1,359,716,457	$1,250,000	$1,465,000	7.15%

GRAND TOTAL	$105,417,533,287	$19,325,000	$20,500,000	100.00%

Note: Funds for which a post-effective amendment has not yet become effective and funds with zero assets have been omitted. Each ommitteed fund is part of a series for which the maximum fidelity bond is currently required and therefore their omission has no bearing on the amount of coverage required or the premium amounts.